UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2012

CNL Healthcare Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-54685	27-2876363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification no.)

450 South Orange Ave.

Orlando, Florida 32801

(Address of principal executive offices)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

As previously reported in CNL Healthcare Trust, Inc.’s (referred to herein as the “Company,” “we,” “us,” or “our”) current report on Form 8-K filed on November 6, 2012, the Company, through CHT Partners, LP, the Company’s operating partnership and wholly-owned subsidiary (the “Operating Partnership”), entered into two substantially similar purchase and sale agreements dated as of October 31, 2012 with respect to five senior living Capital Health Communities owned and operated by affiliates of Capital Health Group, LLC, a senior housing developer and operator that is not affiliated with the Company (“Capital Health”). On December 21, 2012, the Company and Capital Health consummated the purchase and sale of the five Capital Health Communities, and the Company entered a series of agreements relating to the purchase of the five Capital Health Communities as described in further detail below.

In connection with the completion of the acquisition of the Capital Health Communities, the Company entered into three substantially similar right of first offer agreements (collectively, the “ROFOs”), with affiliates of Capital Health (collectively, the “Offerors”), pursuant to which the Company has a right of first offer to acquire assisted senior living Capital Health Communities located in Fort Pierce, Florida; Troutdale, Oregon; and West Mifflin, Pennsylvania, respectively, from the Offerors. Pursuant to the ROFOs, prior to the sale of the covered Capital Health Communities, the respective Offerors shall provide the Company a notice of right of first refusal containing the material business terms on which the Capital Health Communities are to be offered, including the proposed sale price, the square footage and number of licensed beds of such Capital Health Community, proposed closing date, deposit requirements and other principal business terms. Thereafter, the Company shall have ten (10) business days to accept the offer and propose an agreement of sale. In the event that the Company shall decline such offer, the Offeror is free to sell the respective Capital Health Community to a third party on terms similar to those contained in the notice of right of first refusal, provided that if the net effective sales price shall be more than 5% less than the net effective sales price set forth in the notice of right of first refusal, the Offeror must once again provide the Company with a new right of first refusal. The ROFOs expire on December 31, 2014.

See also the disclosure under Items 2.01 and 2.03 of this report on Form 8-K, which Items are incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Properties

On December 21, 2012, the Company acquired from affiliates of Capital Health, five senior living Capital Health Communities (each a “Capital Health Community,” and collectively, the “Capital Health Communities”) for a purchase price of $85.1 million (the “Purchase Price”), exclusive of closing costs. The Company, through five subsidiaries each formed to own a Capital Health Community (each, a “Capital Health Subsidiary,” and collectively, the “Capital Health Subsidiaries”), owns fee simple interests in each of the Capital Health Communities, which are listed below. The Capital Health Communities collectively feature 225 assisted living units, and 123 memory care units, for a total of 348 residential units.

Community	Location	Sq. Footage	Units
Brookridge Heights	Marquette, MI	50,035	65
Curry House	Cadillac, MI	36,000	60
Symphony Manor	Baltimore, MD	41,092	69
Woodholme Gardens	Pikesville, MD	55,098	80
Fredericktowne	Frederick, MD	46,672	74

The Capital Health Communities were built between 1996 and 2011, and the two older properties were renovated in 2010. The majority of the Capital Health Communities are located in or near metropolitan areas. The Capital Health Communities had an average occupancy rate of 86.5% as of November 30, 2012.

Each of the Capital Health Subsidiaries has entered into separate long-term lease agreements with TRS subsidiaries of the Company formed to operate the Capital Health Communities (collectively, the “Capital Health Tenants”).

The Capital Health Tenants have entered into management agreements with affiliates of Capital Health (collectively, the “Capital Health Managers”), pursuant to which the Capital Health Managers will manage the Capital Health Communities on behalf of the Capital Health Subsidiaries and the Capital Health Tenants. Each Capital Health Tenant will pay the Capital Health Manager a fee equal to 5% of the monthly gross revenues derived from its Capital Health Community and will reimburse the Capital Health Manager for operating expenses incurred by the Capital Health Manager that are consistent with the annual business plan for the Capital Health Community.

The management agreements are subject to termination by the Capital Health Tenants in the event of certain breaches by the Capital Health Managers that remain uncured within the times permitted for cure, certain insolvency events of the Capital Health Managers, revocation of the respective Capital Health Community’s license due to acts or omissions of the Capital Health Managers or the Capital Health Managers fail to correct regulatory conditions, and the Capital Health Manager’s failure to achieve certain net operating income performance thresholds. Either party may terminate the management agreement in the event of casualty. A Capital Health Tenant may terminate the management agreement at any time, with or without cause, after two years, and may terminate the agreement in the event of the sale of its Capital Health Community or the termination of the lease for the Capital Health Community, subject to payment to the Capital Health Manager of certain fees and depending on when a sale or lease termination occurs.

Under the terms of the management agreements, the Manager has agreed that during the term of the agreement or, in the event the agreement terminates for any reason other than the expiration of the term, from the effective date through the date which is one year following such early termination, the manager will not, and will not cause or permit any of its affiliates, to compete with the business of developing, owning, operating, leasing or managing an assisted living Capital Health Community, independent living Capital Health Community or memory care Capital Health Community within three (3) miles of the applicable Capital Health Community, subject to certain limited exceptions.

In connection with the closing of the acquisition of the Capital Health Communities, the Capital Health sellers, the Capital Health Tenants and the Capital Health Managers entered into a Yield Guaranty and Escrow Agreement (the “Escrow Agreement”) with First American Title Insurance Company, as escrow agent, whereby the Capital Health sellers agreed to an aggregate holdback of $7 million of the purchase price (“the Holdback Escrow”), which amount is allocated among the sellers of the Capital

Health Communities. The Yield Guaranty and Escrow Agreement provides for various releases of the funds being held thereunder to the Capital Health Tenants or the Capital Health sellers based on the net operating income of the Capital Health Communities during the calendar years ending December 31, 2013, 2014 and 2015. In addition, in the event that the management agreements for the applicable Capital Health Communities are terminated prior to the full release of the holdback amounts attributable to a particular Capital Health Community, the remaining deposit for such Capital Health Community shall be released to either the Capital Health Tenant or the Capital Health seller depending upon the event causing such termination. The deposits may also be released early in the event that an applicable Capital Health Community is sold (other than in certain circumstances) prior to the date for final termination and release of the deposits.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 21, 2012, the Capital Health Subsidiaries and the Capital Health Tenants (together, the “Capital Health Borrowers”) entered into a Loan Agreement with The Prudential Insurance Company of America (“Prudential”), providing for a term loan in an original aggregate principal amount of $48.5 million (the “Capital Health Loan”). The Capital Health Loan contains a seven-year term and is collateralized by, among other things, first and second priority mortgages on the Capital Health Communities in favor of Prudential, together with an assignment of leases and rents.

The Capital Health Loan bears interest at 4.25% per annum and requires monthly payments of interest and principal based on a 25-year amortization schedule. Subject to payment of a prepayment premium, the Capital Health Borrowers may prepay the Capital Health Loan at any time.

The Company has executed certain recourse guaranties of the Capital Health Borrowers in connection with the Capital Health Loan.

Prudential is a third-party beneficiary under the Escrow Agreement as to the rights thereunder of the Capital Health Tenants. Pursuant to the Escrow Agreement, any release of the Holdback Escrow for the benefit of the Capital Health Tenants shall be disbursed directly to Prudential and applied towards the Capital Health Loan. The Company has executed a recourse guaranty in favor of Prudential for any (i) portion of the Holdback Escrow that the Capital Health Tenants are entitled to receive under the Escrow Agreement and which amounts were not actually delivered to Prudential pursuant to the Escrow Agreement and (ii) any portion of the Holdback Escrow that is paid to the Capital Health sellers following a termination by Prudential of any Management Agreement pursuant to any right Prudential may have under the loan documents (other than as a result of a default by the applicable manager under the applicable Management Agreement) in a circumstance where the Capital Health Tenants do not have the right to terminate the applicable Management Agreement while retaining the benefit of the applicable portion of the Holdback Escrow under the terms of the Escrow Agreement.

The Capital Health Loan contains affirmative, negative and financial covenants customary for this type of loan, including limitations on incurrence of additional indebtedness, restrictions on payments of cash distributions, minimum Capital Health Community occupancy levels and debt service coverage.

Statement Regarding Forward-Looking Information

The information above contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally are characterized by the use of terms such as “may,” “will,” “should,” “plan,” “anticipate,” “estimate,” “intend,” “predict,” “believe” and “expect” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors, including but not limited to, the factors detailed in our prospectus dated March 12, 2012, our Annual Report on Form 10-K for the year ended December 31, 2011, and other documents filed from time to time with the Securities and Exchange Commission.

Some factors that might cause such a difference include, but are not limited to, the following: risks associated with our investment strategy; risks associated with the real estate markets in which the Company invests; risks associated with the use of debt to finance the Company’s business activities, including refinancing and interest rate risk and the Company’s failure to comply with its debt covenants; the Company’s failure to obtain, renew or extend necessary financing or to access the debt or equity markets; availability of proceeds from our offering of our shares; competition for properties and/or tenants in the markets in which the Company engages in business; the impact of current and future environmental, zoning and other governmental regulations affecting the Company’s properties; the Company’s ability to make necessary improvements to properties on a timely or cost-efficient basis; defaults on or non-renewal of leases by tenants; failure to lease properties at all or on favorable terms; unknown liabilities in connection with acquired properties or liabilities caused by property managers or operators; the Company’s failure to successfully manage growth or integrate acquired properties and operations; material adverse actions or omissions by any joint venture partners, if applicable; increases in operating costs and other expense items and costs, uninsured losses or losses in excess of the Company’s insurance coverage; the impact of outstanding or potential litigation; risks associated with the Company’s tax structuring; the Company’s failure to qualify and maintain its status as a real estate investment trust and the Company’s ability to protect its intellectual property and the value of its brand. Given these uncertainties, we caution you not to place undue reliance on such statements. We undertake no obligation to publicly release the results of any revisions to these forward looking-statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2012		CNL HEALTHCARE TRUST, INC.
	By:	a Maryland Corporation /s/Joseph T. Johnson
Joseph T. Johnson Chief Financial Officer, Senior Vice President and Treasurer